Exhibit 99.1

ArriVent Announces a Multi-Target ADC Collaboration with Alphamab

Collaboration will leverage Alphamab’s antibody drug conjugate (“ADC”) research and discovery platform and ArriVent’s global development and commercialization expertise

Upfront and milestone payments to Alphamab worth up to $615.5 million for potential ADCs

SUZHOU, CHINA and NEWTOWN SQUARE, PA – June 5, 2024 – ArriVent BioPharma, Inc., (“ArriVent”) a clinical-stage company dedicated to accelerating the global development of innovative biopharmaceutical therapeutics, today announced that the Company has entered into a collaboration agreement with Jiangsu Alphamab Biopharmaceuticals Co., Ltd. (“Alphamab”), a wholly owned subsidiary of Alphamab Oncology, to discover, develop and commercialize novel antibody drug conjugates (“ADCs”) for the treatment of cancers.

“This exciting collaboration strengthens and complements our pipeline with the potential to add multiple innovative new ADC programs and exemplifies our strategic model of identifying and developing potential first-and best-in-class product candidates from across the globe,” said Bing Yao, Chairman and Chief Executive Officer of ArriVent. “We look forward to complementing the research and discovery capabilities of Alphamab with our global drug development and commercialization expertise to address the unmet needs of cancer patients.”

“ArriVent shares our passion for developing differentiated, clinically valuable, and globally competitive new drugs," said Ting Xu, Ph.D., Founder, Chairman, and CEO of Alphamab Oncology. "This collaboration, based on Alphamab’s proprietary and clinically validated glycan-conjugation platform, combined with ArriVent’s deep knowledge in oncology and extensive development experience, provides us with the opportunity to work together to deliver important new oncology therapeutics to patients.”

Under the agreement, both companies will leverage Alphamab’s proprietary linker-payload platform and glycan-conjugation technology to identify novel ADCs for oncology indications. The agreement gives ArriVent exclusive rights to develop and commercialize ADCs globally, except greater China, which includes outside of mainland China, Hong Kong, Macau and Taiwan where Alphamab retains the right to develop and commercialize the ADCs.

The terms of the agreement include combined upfront and potential milestone payments to Alphamab of up to $615.5 million in aggregate for the potential programs, based on the achievement of certain regulatory, development, and sales milestones. In addition, Alphamab is entitled to receive tiered sales royalties from ArriVent for each ADC product.

About ArriVent

ArriVent is a clinical-stage biopharmaceutical company dedicated to the identification, development, and commercialization of differentiated medicines to address the unmet medical needs of patients with cancers. ArriVent seeks to utilize its team’s deep drug development experience to maximize the potential of its lead development candidate, firmonertinib, and advance a pipeline of novel therapeutics, such as next-generation antibody drug conjugates, through approval and commercialization.

About Alphamab Oncology

Alphamab Oncology is a leading biopharmaceutical company in China with a fully integrated proprietary biologics platform in bispecific and protein engineering. The Alphamab Oncology’s highly differentiated inhouse pipeline consists of monoclonal antibodies, bispecific antibodies, and antibody-drug conjugates in staggered development status in oncology, including, among others, one approved for marketing by the National Medical Products Administration of China and three in late clinical stage. Alphamab Oncology has developed various technologies and platforms of antibody-based therapies for oncology treatment and expertise in this regard. Benefitting from the proprietary protein engineering platforms and structure-guided molecular modeling expertise, Alphamab Oncology is able to create a new generation of multi-functional biological drug candidates that could potentially benefit patients globally.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding ArriVent’s ability to discover develop, and commercialize ADCs in collaboration with Alphamab, the potential milestone payments and tiered sales royalty payments to Alphamab, if any, the potential for such ADCs to help to address the unmet needs of cancer patients, the timing, progress and results of pre-clinical studies and clinical trials for any such ADCs, including our product development plans and strategies, ArriVent’s clinical programs, future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements are based on ArriVent’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties that are described more fully in the section titled “Risk Factors” in ArriVent’s annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission on March 28, 2024, and its other filings with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made as of this date, and ArriVent undertakes no duty to update such information except as required under applicable law.

Contact for Investors & Media:

Argot Partners

212.600.1902

ArriVent@argotpartners.com

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